As filed with the Securities and Exchange Commission on February 3, 2006

SCHEDULE 14A
RULE 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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[ ]	Preliminary Proxy Statement

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[ ]	Soliciting Material Pursuant to Rule 14a-12

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

MERRILL LYNCH NEW YORK MUNICIPAL BOND FUND OF
MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LEBENTHAL NEW YORK MUNICIPAL BOND FUND (the “Fund”),
a series of LEBENTHAL FUNDS, INC.

Dear Stockholder:

        In December 2005, Merrill Lynch, Pierce, Fenner & Smith Incorporated acquired The Advest Group, Inc., resulting in a change in investment adviser of the Fund. The Fund’s new investment adviser is Fund Asset Management, L.P. (“FAM”). As a stockholder of the Fund, you are being asked to consider a transaction in which Merrill Lynch New York Municipal Bond Fund (“ML New York”), a series of Merrill Lynch Multi-State Municipal Series Trust, will acquire all of the assets and liabilities of the Fund (the “Reorganization”). You are also being asked to consider the approval of a management contract with FAM regarding management of the Fund (the “New Management Contract”).

        On March 10, 2006, the Fund will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization and the New Management Contract. A combined proxy statement and prospectus is enclosed, which provides information about the proposed Reorganization and the proposed New Management Contract as well as about the Fund and ML New York. A Question and Answer sheet that addresses frequently asked questions is also enclosed.

        You are being asked to approve the Agreement and Plan of Reorganization pursuant to which ML New York will acquire all of the assets and will assume all of the liabilities of the Fund and will simultaneously distribute to the Fund newly issued shares of beneficial interest of ML New York. Such shares will then be distributed on a proportionate basis to the stockholders of the Fund. You will receive Class A shares of ML New York in the Reorganization that have the same aggregate net asset value as the Class A or Class B shares of the Fund that you held immediately prior to the Reorganization. After the distribution of Class A shares of ML New York in liquidation of your interest in the Fund, all outstanding shares of the Fund will be redeemed pursuant to Maryland law and the charter of Lebenthal Funds, Inc. without further action on the part of stockholders.

        You are also being asked to approve the New Management Contract. If the Reorganization is approved by stockholders, the New Management Contract will be effective until the closing of the Reorganization. If the Reorganization is not approved by stockholders, the New Management Contract will be effective for an initial period of up to two years if stockholders approve the New Management Contract.

        The Board of Directors of Lebenthal Funds, Inc., on behalf of the Fund, has reviewed the proposed Reorganization and the proposed New Management Contract and recommends that you vote FOR the proposed Reorganization and FOR the proposed New Management Contract after carefully reviewing the enclosed materials.

        Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Computershare Fund Services at 1-866-244-9951.

Sincerely,

ALICE A. PELLEGRINO Secretary Lebenthal New York Municipal Bond Fund, a series of Lebenthal Funds, Inc.

FREQUENTLY ASKED QUESTIONS

        In this Question and Answer Sheet, we will refer to Lebenthal New York Municipal Bond Fund, a series of Lebenthal Funds, Inc., as “Lebenthal New York” and Merrill Lynch New York Municipal Bond Fund, a series of Merrill Lynch Multi-State Municipal Series Trust, as “ML New York.”

Q.	Why am I receiving this proxy statement?

A.	As a stockholder of Lebenthal New York you are being asked to consider a transaction in which ML New York will essentially acquire Lebenthal New York. This transaction is referred to in this Question and Answer sheet as the “Reorganization.” You are also being asked to approve the New Management Contract between Fund Asset Management, L.P. (“FAM”) and Lebenthal Funds, Inc., on behalf of Lebenthal New York. The Reorganization and the New Management Contract each require the approval of Lebenthal New York’s stockholders.

Q.	Will there be a Stockholders’ Meeting?

A.	Yes. A Stockholders’ Meeting for Lebenthal New York will be held on Friday, March 10, 2006, at the offices of FAM, 800 Scudders Mill Road, Plainsboro, New Jersey at 10:00 a.m. Eastern time.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of Lebenthal Funds, Inc., on behalf of Lebenthal New York, believes the Reorganization and the New Management Contract are in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization and FOR the New Management Contract.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.	ML New York will be the Surviving Fund. Lebenthal New York will be the Acquired Fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	If the Reorganization is approved, you will have all of the rights and privileges of a stockholder in the Merrill Lynch family of funds. The stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders?

A.	After the Reorganization, Lebenthal New York stockholders will become invested in a diversified, open-end fund with substantially similar investment objectives and strategies and with a significantly increased level of net assets. The Surviving Fund is expected to be subject to a lower total operating expense ratio than Lebenthal New York.

Q.	Will the Reorganization affect the value of my investment?

A.	The aggregate net asset value of the shares of ML New York you hold immediately after the Reorganization will be the same as the aggregate net asset value of the shares of Lebenthal New York you held immediately prior to the Reorganization.

Q.	After the Reorganization, will I own the same class of shares of ML New York as I currently own in Lebenthal New York?

A.	If you currently own Class A shares in Lebenthal New York you will own the same class of shares in ML New York after the Reorganization. If you currently own Class B shares in Lebenthal New York you will own Class A shares in ML New York after the Reorganization.

Q.	After the Reorganization, will I own the same number of shares of ML New York as I currently own in Lebenthal New York?

A.	No. The number of shares you receive will depend on the relative net asset value of the shares of the two Funds on that date. You will receive Class A shares of ML New York with the same aggregate net asset value as the Class A or Class B shares of Lebenthal New York you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). For example, let us assume that you own 10 Class A shares of Lebenthal New York. If the net asset value of that Fund’s Class A shares on the Valuation Date is $6 per share, and the net asset value of the Class A shares of ML New York on the Valuation Date is $12 per share, you will receive 5 Class A shares of ML New York in the Reorganization.

The aggregate net asset value of your investment will not change. (10 Lebenthal New York Class A shares x $6 = $60; 5 ML New York Class A shares x $12 = $60.)

Thus, if on the Valuation Date the net asset value of the shares of ML New York is higher than the net asset value of the shares of Lebenthal New York, you will receive fewer shares of ML New York in the Reorganization than you held in Lebenthal New York before the Reorganization. On the other hand, if the net asset value of the shares of ML New York is lower than the net asset value of the shares of Lebenthal New York, you will receive a greater number of shares of ML New York in the Reorganization than you held in Lebenthal New York before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Lebenthal New York. You should read the discussion of the tax consequences of the Reorganization in the enclosed combined proxy statement and prospectus.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	FAM serves as the investment manager to ML New York and is Lebenthal New York’s investment adviser under the New Management Contract for the interim period. Timothy T. Browse, CFA, is ML New York’s portfolio manager and has been primarily responsible for the day-to-day management of ML New York’s portfolio since 2004 and Lebenthal New York’s portfolio since December 3, 2005. Mr. Browse is expected to be the portfolio manager for the Surviving Fund following the Reorganization and is the portfolio manager for Lebenthal New York under the New Management Contract for the interim period.

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	If the Reorganization is approved by Lebenthal New York stockholders, the Surviving Fund’s name will be Merrill Lynch New York Municipal Bond Fund.

Q.	Why is my vote important?

A.	For a quorum to be present at the Stockholders’ Meeting, one-third of the shares of Lebenthal New York entitled to vote at the Meeting must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Lebenthal New York, as defined in the Investment Company Act of 1940, as amended, with all shares voting together as a single class. The Board of Directors of Lebenthal Funds, Inc., on behalf of Lebenthal New York, urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submit a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Has Lebenthal New York retained a proxy solicitation firm?

A.	Yes. Lebenthal New York has hired Computershare Fund Services to assist in the solicitation of proxies for the Meeting. While Lebenthal New York expects most proxies to be returned by mail, Lebenthal New York may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to act upon one or both of the proposals by the time of the Stockholders’ Meeting on March 10, 2006, the Meeting may be adjourned to permit further solicitation of proxy votes.

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